UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2009

ORAMED PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-50298 (Commission File Number)	98-0376008 (IRS Employer Identification No.)

Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-566-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 8, 2009 Oramed Ltd., an Israeli subsidiary of Oramed Pharmaceuticals Inc., entered into an agreement with Hadasit Medical Services and Development Ltd. (“Hadasit”), Prof. Itamar Raz and Dr. Miriam Kidron (the “Third Agreement”), to provide consulting and clinical trial services. According to the Third agreement, Hadasit will be entitled to a total consideration of $400,000 to be paid by the company, of which the amount of $200,000 was agreed in the terms of the First Agreement between the company and Hadasit dated March 8, 2006, and $199,255 of which has been paid as of the date hereof. The remaining amount of $200,745 will be paid in ten equal quarterly instalments commencing May 2009, in accordance with the actual progress of the study. The funds paid to Hadasit under the agreement are deposited by Hadasit into a research fund managed by Dr. Miriam Kidron, a director and officer of the Company. Pursuant to the general policy of Hadasit with respect to its research funds, Dr. Kidron receives from Hadasit a management fee in the amount of 10% of all the funds deposited into this research fund.

The preceding is qualified in its entirety by reference to the consulting services agreement that is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	10.1	Consulting Services Agreement by and among Oramed Ltd., HADASIT Medical Research Services and Development Ltd., Prof. Itamar Raz and Dr. Miriam Kidron, entered into as of July 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.
Dated: July 9, 2009
	By:	/s/ Nadav Kidron
Nadav Kidron
President, CEO and Director